WILLIAMS, MULLEN,
			            CHRISTIAN & DOBBINS
			ATTORNEYS & COUNSELORS AT LAW


September 28, 1995

Via EDGAR Transmission

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C. 20549-1004

	Re:	Central Fidelity Banks, Inc.
		Registration Statement on Form S-8

Ladies and Gentlemen:

	On behalf of Central Fidelity Banks, Inc. (the Company"), we transmit for filing, pursuant to Rule 101 of Regulation S-T, one copy of the Company's Form S-8 Registration Statement, with exhibits, relating to the registration under the Securities Act of 1933, as amended, of 1,750,000 shares of the Company's Common Stock, which may be offered from time to time pursuant to the Central Fidelity Banks, Inc. 1995 Stock Incentive Plan.

	The Company has prior to this transmission made a wire transfer of $19,159.48 to the Securities and Exchange Commission's lockbox depository at Mellon Bank, Pittsburgh, Pennsylvania, representing the filing fee.

	Please transmit a confirmation of the receipt of this transmission, noting thereon the file number assigned to the Registration Statement.

	If you have any questions or need further information regarding this filing, please contact the undersigned at (804) 783-6432.

						Very truly yours,

						/s/ William L. Pitman
						William L. Pitman

WLP/ar
Enclosures
cc:	William N. Stoyko, Esquire
	James F. Campbell
	William H. Schwarzschild, III, Esquire


< PAGE>

As filed with the Securities and Exchange Commission on
					September 28, 1995.
Registration No. 33-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CENTRAL FIDELITY BANKS, INC.
(Exact name of issuer as specified in its charter)
Virginia
(State or other jurisdiction of incorporation or organization)

54-1091649
(I.R.S. employer identification number)

1021 East Cary Street, Richmond, Virginia 23219
(Address of principal executive offices including Zip code)

CENTRAL FIDELITY BANKS, INC.
1995 STOCK INCENTIVE PLAN
(Full title of the plan)

William N. Stoyko, Esquire, Corporate Executive Officer and Secretary Central Fidelity Banks, Inc.
1021 East Cary Street
Richmond, Virginia 23219
(804) 697-7145
(Name, address and telephone
number of agent for service)

With a copy to:
W.H. Schwarzschild, III, Esquire
Robert E. Spicer, Jr., Esquire
Williams, Mullen, Christian &  Dobbins
1021 East Cary Street, 16th Floor
Richmond, Virginia  23219
(804) 643-1991

CALCULATION OF REGISTRATION FEE

Title and amount (1) of securities to be registered:
     Common Stock, $5.00 par value:          1,750,000
     Rights to Purchase Series A Junior
             Participating Preferred Stock:        1,750,000

Proposed maximum offering price per share(2): $31.75

Proposed maximum aggregate offering price: $55,562,000

Amount of registration fee: $19,159.48

(1)	The amount of Common Stock registered hereunder shall be
deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant  as provided pursuant to the adjustment provisions of the Plan.
(2)	Pursuant to Rule 457(h), the registration fee is based on
the average of the high ($32.00) and low ($31.50) prices reported on the Nasdaq National Market on September 22, 1995.
(3)	The Rights to purchase Series A Junior Participating Preferred
Stock will be attached to and will trade with shares of the Common Stock of the Registrant. Value attributable to such Rights, if any, will be reflected in the market price of the shares of Common Stock. No additional fee is required.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

	The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference and made a part hereof:

	(1)	the Registrant's Annual Report on Form 10-K for the fiscal
year ended December 31, 1994, File No. 0-8829, filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

	(2)	the Registrant's Quarterly Reports on Form 10-Q for the
quarters ended March 31, 1995 and June 30, 1995 (and any amendments thereto);

	(3)	the Registrant's Current Report on Form 8-K filed February 8,
1995, as amended by Form 8-K/A filed February 9, 1995;

	(4)	the Registrant's Current Reports on Form 8-K filed June 12,
1995, July 18, 1995, and September 20, 1995; and

	(5)	the description of the Registrant's Common Stock and
associated preferred share purchase rights contained in the Registrant's Form 8-B filed April 30, 1979; Form 8-A dated
May 17, 1989; and Amendment No. 1 to Form 8-A dated
November 18, 1994.

	All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

	Not applicable.


Item 5.	Interests of Named Experts and Counsel

	Williams, Mullen, Christian & Dobbins, counsel to the Registrant, has rendered its opinion that the shares of Common Stock which constitute original issuance securities will, when issued pursuant to the terms and conditions of the Plan, be validly issued, fully paid and nonassessable. As of August 14, 1995, certain shareholders and other attorneys employed by the firm were the beneficial owners of approximately 279,343 shares of the Registrant's Common Stock.

Item 6.	Indemnification of Directors and Officers

	Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an
< PAGE>


officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

	The Restated Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant against expenses and liabilities incurred in legal proceedings and authorizing the Board of Directors to advance and reimburse expenses as permitted by law. The Restated Articles of Incorporation of the Registrant also eliminate the liability of directors and officers to the Registrant or its shareholders for monetary damages in excess of one dollar as permitted by the Code.

Item 7.	Exemption from Registration Claimed

	Not applicable.

Item 8.	Exhibits

	The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:


4.1	Restated Articles of Incorporation of Central Fidelity Banks, Inc.,
adopted March 14, 1990, incorporated herein by reference to Exhibit
3.1 to Form 8, dated May 22, 1992, File No. 0-8829.

4.2	Articles of Amendment (to Restated Articles of Incorporation) of
Central Fidelity Banks, Inc., dated May 18, 1993, incorporated herein by reference to Exhibit 4.4 to Form S-3 Registration
Statement, dated August 31, 1994, File No. 33-55311.


< PAGE>


4.3	Restated By-Laws of Central Fidelity Banks, Inc., effective March
14, 1990, as amended on September 13, 1995, incorporated by reference to Exhibit 3(ii) to Form 8-K, dated September 20, 1995, File No. 0-
8829.

4.4	Form of Common Stock Certificate, incorporated herein by reference to Exhibit 4.5 to Form S-3 Registration Statement, filed May 27,
1992, File No. 33-48012.

4.5	Amended and Restated Rights Agreement, dated as of November 9,
1994, between Central Fidelity Banks, Inc. and Central Fidelity
National Bank, as Rights Agent, incorporated by reference to Exhibit
1 to Form 8 Amendment No. 1 to Registration Statement on Form 8-
A, File No. 0-8829.

4.6	Central Fidelity Banks, Inc. 1995 Stock Incentive Plan.

5	Opinion of Williams, Mullen, Christian & Dobbins.

23.1	Consent of Williams, Mullen, Christian & Dobbins (included in
Exhibit 5).

23.2	Consent of KPMG Peat Marwick LLP.

24 	Powers of Attorney.

Item 9.	Undertakings

	The undersigned Registrant hereby undertakes:

		(1)	To file, during any period in which offers or sales are
being made, a post-effective amendment to this Registration Statement:

			(i)	To include any prospectus required by section
10(a)(3) of the Securities Act of 1933 (the
"Securities Act");

			(ii)	To reflect in the prospectus any facts or events
arising after the effective date of the Registration
Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities
< PAGE>


offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

			(iii)	To include any material information with respect
to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement; provided, however, that paragraph (1)(i) and
(1)(ii) shall not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

		(2)	That, for the purpose of determining any liability
under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(3)	To remove from registration by means of a post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

< PAGE>


	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.






























< PAGE>

SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, Central Fidelity Banks, Inc., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 28th day of September, 1995.

							CENTRAL FIDELITY BANKS, INC.

							By: /s/ Lewis N. Miller, Jr.
						      Lewis N. Miller, Jr., Chairman
							and Chief Executive Officer

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated.

Signature				Title					Date



/s/ Lewis N. Miller, Jr.                 Chairman of the
Lewis N. Miller, Jr.                Board, Chief Executive 	September 28, 1995
					Officer and
					Director

/s/ Charles W. Tysinger
Charles W. Tysinger 		      Corporate			September 28, 1995
				Executive Officer
				and Treasurer
				(Principal
				Financial Officer

/s/ James F. Campbell
James F. Campbell 		Senior Vice 			September 28, 1995
				President and
				Controller
				(Principal
				Accounting
				Officer)





< PAGE>

James F.  Betts * 			Director 			September 28, 1995

Alvin R. Clements * 			Director 			September 28, 1995

Phyllis L. Cothran *	 		Director 			September 28, 1995

Jack H. Ferguson * 			Director 			September 28, 1995

Robert L. Freeman * 			Director 			September 28, 1995

Minnie Bassett Lane *		Director 			September 28, 1995

George R. Lewis * 			Director 			September 28, 1995

G. Bruce Miller * 			Director 			September 28, 1995

T. Justin Moore, Jr.*			Director 			September 28, 1995

Richard L. Morrill *			Director 			September 28, 1995

Lloyd U. Noland, III *			Director 			September 28, 1995

William G. Reynolds, Jr. *		Director 			September 28, 1995

Kenneth S. White *			Director 			September 28, 1995

	* William N. Stoyko, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and filed as an exhibit to this Registration Statement.

								/s/ William N. Stoyko
								William N. Stoyko
								Attorney-in-Fact













< PAGE>

					EXHIBIT INDEX
					      TO
				FORM S-8 REGISTRATION STATEMENT
					     FOR
				CENTRAL FIDELITY BANKS, INC.
				  1995 STOCK INCENTIVE PLAN

Exhibit
Number			Description of Exhibit

4.1	Restated Articles of Incorporation of Central
Fidelity Banks, Inc., adopted March 14, 1990, incorporated herein by reference to Exhibit 3.1 to Form 8, dated May 22, 1992, File No. 0-8829.

4.2	Articles of Amendment (to Restated Articles of Incorporation) of
Central Fidelity Banks, Inc., dated May 18, 1993, incorporated herein by reference to Exhibit 4.4 to Form S-3 Registration
Statement, dated August 31, 1994, File No. 33-55311.

4.3	Restated By-Laws of Central Fidelity Banks, Inc., effective
March 14, 1990, as amended on September 13, 1995, incorporated by reference to Exhibit 3(ii) to Form 8-K, dated
September 20, 1995, File No. 0-8829.

4.4	Form of Common Stock Certificate, incorporated herein by
reference to Exhibit 4.5 to Form S-3 Registration Statement, filed May 27, 1992, File No. 33-48012.

4.5	Amended and Restated Rights Agreement, dated as of November
9, 1994, between Central Fidelity Banks, Inc. and Central
Fidelity National Bank, as Rights Agent, incorporated by reference to Exhibit 1 to Form 8 Amendment No. 1 to
Registration Statement on Form 8-A, File No. 0-8829.

4.6	Central Fidelity Banks, Inc. 1995 Stock Incentive Plan.

5	Opinion of Williams, Mullen, Christian & Dobbins.

23.1	Consent of Williams, Mullen, Christian & Dobbins (included in
Exhibit 5).

23.2	Consent of KPMG Peat Marwick LLP.

24 	Powers of Attorney.


< PAGE>

Exhibit 4.6

1995 Stock Incentive Plan


ARTICLE I.
Establishment, Purpose, and Duration

	1.1	Establishment of the Plan.  Central Fidelity Banks, Inc.
(hereinafter referred to as the "Company"), a Commonwealth of Virginia corporation, hereby establishes an incentive compensation plan to be known as the "1995 Stock Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein.
The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance
Awards in the form of Performance Units and Performance Shares, and Other Stock Unit Awards.

	The Plan was adopted by the Board of Directors on January 11, 1995, and shall become effective as of May 10, 1995 (the "Effective Date"), subject to the approval by vote of shareholders of the Company in accordance with applicable laws. Awards may be granted prior to shareholder approval of the Plan, but each such Award shall be subject to the approval of the Plan by the shareholders.

	1.2	Purpose of the Plan.  The Plan is intended to foster the
success of the Company and its subsidiaries by providing incentives to Eligible Employees to promote the long-term financial success of the Company. The Plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Eligible Employees upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

	1.3	Duration of the Plan.  The Plan shall commence on the
Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article XII herein, until May 9, 2005, at which time it shall terminate except with respect to Awards made prior to, and outstanding on, that date, which shall remain valid in accordance with their terms.





< PAGE>

ARTICLE II.
Definitions

	2.1	Definitions.  Except as otherwise defined in the Plan,
the following terms shall have the meanings set forth below:

	(a)	"Affiliate" shall have the meaning ascribed to
such term in Rule 12b-2 under the Securities Exchange Act of
1934, as amended (the "Exchange Act").
	(b)	"Agreement" means a written agreement
implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.

	(c)	"Award" means individually or collectively, a
grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, Performance Shares, or Other Stock Unit Awards.

	(d)	"Award Date" or "Grant Date" means the date on
which an Award is made by the Committee under this Plan.

	(e)	"Beneficial Owner" shall have the  meaning
ascribed  to  such  term  in  Rule  13d-3  under  the Exchange
Act.

	(f)	"Board" or "Board of Directors" means the Board
of Directors of the Company.

	(g)	"Change In Control" shall be deemed to have
occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

	(i)	Any person, corporation or other entity or
group, including any "group" as defined in Section
13(d)(3) of the Securities Exchange Act of 1934, other than (A) those persons in control of the Company on the Effective Date, (B) any person or group acquiring securities of the Company directly from the Company, or
(C) a trustee or other fiduciary holding securities of the Company under an employee benefit plan sponsored or maintained by the Company or its Subsidiaries, becomes the beneficial owner of shares of the Company having
10% or more of the total number of votes that may be cast for the election of directors of the Company; or


< PAGE>

	(ii)	As the result of, or in connection with, any
tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing (a "Transaction"), the persons who were directors of the Company before the Transaction shall, following the Transaction, cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets;
or

	(iii)	if at any time, (w) the Company shall
consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (x) any Person shall consolidate with, or merge with, the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (y) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a Subsidiary of any other Person, or (z) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its Subsidiaries
(taken as a whole) to any Person or Persons.

	(h)	"Code" means the Internal Revenue Code of 1986,
as amended from time to time.

	(i)	"Committee" means the Compensation
Committee of the Board or such other committee as the Board may from time to time appoint to administer the Plan.

	(j)	"Company" means Central Fidelity Banks, Inc.
including all Affiliates and Subsidiaries, or any successor thereto as provided in Article XIV herein.

	(k)	"Eligible Employee" means any officer or other
employee of the Company or its Subsidiaries (including any entity that becomes a Subsidiary after the adoption of this
Plan). Eligible Employee does not include directors of the Company who are not also employees of the Company or its Subsidiaries.

	(l)	"Exchange Act" means the Securities Exchange
Act of 1934, as amended.

< PAGE>

	(m)	"Fair Market Value" on a particular date means
as follows:

	(i)	If the Stock is approved for trading on
NASDAQ, the mean between the high and low sales prices of a share of Common Stock as reported for such date in the Wall Street Journal with regard to NASDAQ issues; or

	(ii)	If the Stock is not approved for trading on
NASDAQ but is listed or admitted to trading on a national securities exchange, the mean between the high and low sales prices of a share of Stock in consolidated trading as reported for such date in the Wall Street
Journal with regard to securities listed or admitted to trading on such national securities exchange; or

	(iii)	If in (i) or (ii) above, as applicable, there were
no sales on such date reported as provided above, the respective prices on the most recent prior day on which sales were so reported.

In the case of an Incentive Stock Option, if the foregoing method of determining fair market value should be inconsistent with section 422 of the Code, "Fair Market Value" shall be determined by the Committee in a manner consistent with such section of the Code and shall mean the value as so determined.

	(n)	"Incentive Stock Option" or "ISO" means an
option to purchase Stock, granted under Article VI herein,
which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.
	(o)	"Nonqualified Stock Option" or "NQSO" means
an option to purchase Stock, granted under Article VI herein, which is not intended to be an Incentive Stock Option.

	(p)	"Option" means an Incentive Stock Option or a
Nonqualified Stock Option.

	(q)	"Other Stock Unit Award" means awards of
Stock or other awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other securities of the Company and granted pursuant to Article X hereof.

	(r)	"Participant" means an Eligible Employee who
has been granted an Award under the Plan.

< PAGE>

	(s)	"Performance Award" means a performance-
based Award, which may be in the form of either Performance
Shares or Performance Units.

	(t)	"Performance Share" means an Award,
designated as a performance share, granted to a Participant pursuant to Article IX herein, the value of which is determined by the Fair Market Value of Company Stock in a manner deemed appropriate by the Committee and described in the Agreement.

	(u)	"Performance Unit" means an Award, designated
as a performance unit, granted to a Participant pursuant to
Article IX herein, the value of which is determined, in whole or in part, by the attainment of preestablished goals relating to Company financial or operating performance as deemed appropriate by the Committee and described in the Agreement but which is not determined by reference to the Fair Market Value of Common Stock.

	(v)	"Period of Restriction" means the period during
which the transfer of Shares of Restricted Stock is restricted, pursuant to Article VIII herein.

	(w)	"Person" shall have the meaning ascribed to such
term in Section 3(a)(9) of the Exchange Act and used in Sections
13(d) and 14(d) thereof, including a "group" as defined in Section
13(d).

	(x)	"Plan" means the Central Fidelity Banks, Inc.
1995 Stock Incentive Plan as herein described and as hereafter from time to time amended.

	(y)	"Related Option" means an Incentive Stock
Option or a Non-qualified Stock Option granted in conjunction with the grant of a Stock Appreciation Right.

	(z)	"Restricted Stock" means an Award of Stock
granted to a Participant pursuant to Article VIII herein.
	(aa)	"Secretary" means the officer designated as the
Secretary of the Company.

	(bb)	"Stock" or "Shares" means the common stock of
the Company.

	(cc)	"Stock Appreciation Right" or "SAR" means an
Award, designated as Stock Appreciation Right, granted to a participant pursuant to Article VII herein.
< PAGE>

	(dd)	"Subsidiary" shall mean, with respect to any
corporation, a subsidiary of that corporation within the meaning of Code section 424(f).

ARTICLE III.
Administration

	3.1	General.  The Plan shall be administered by a committee
of the Board consisting of two or more directors appointed from time to time by the Board. No person shall be appointed to or shall serve as a member of such committee unless at the time of such appointment and service he shall be a "disinterested person," as defined in SEC
Rule 16b-3 and an "outside director," within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986 as amended by the Omnibus Budget Reconciliation Act of 1993. Notwithstanding the foregoing, the Board may, in its discretion, delegate to another committee of the Board any or all of the authority and responsibility of the Committee with respect to awards to employees who are not subject to
Section 16 of the Exchange Act at the time any such delegated authority or responsibility is exercised. Such other committee may consist of two or more directors who may, but need not, be officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has delegated to such other committee the authority and responsibility of the Committee pursuant to the foregoing, all references to the Committee in the Plan shall be to such other committee.

	3.2	Committee Powers.  The Committee shall have all
powers necessary or desirable to administer the Plan. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised;
(ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend, or waive rules or regulations for the Plan's administration; (v) to accelerate the exercisability of any Award, the end of a Performance Period or termination of any Period of Restriction; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

	3.3	Selection of Participants.  The Committee shall have
the authority to grant Awards under the Plan, from time to time, to such Eligible Employees as may be selected by it. Each Award shall be evidenced by an Agreement.


< PAGE>
	3.4	Decisions Binding.  All determinations and decisions
made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding.

	3.5	Rule 16b-3 Requirements; Code Section 162(m).
Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award, and the Board may amend the Plan in any such respects, as they may determine, on the advice of counsel, are necessary or desirable to satisfy the provisions of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act. Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise: (a) transactions by and with respect to officers and directors of the Company who are subject to
Section 16(b) of the Exchange Act (hereafter, "Section 16 Persons") shall comply with any applicable conditions of SEC Rule 16b-3; (b) transactions with respect to persons whose remuneration is subject to the provisions of Section 162(m) of the Code shall conform to the requirements of
Section 162(m)(4)(C) of the Code; and (c) every provision of the Plan shall be administered, interpreted and construed to carry out the foregoing provisions of this sentence. Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards that qualify as performance-based compensation under Code Section 162(m)(4)(C) as well as Awards that do not so qualify. Every provision of the Plan shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded; and any provision of the Plan that would prevent an Award that the Committee intends to qualify as performance-based compensation under Code Section 162(m)(4)(C) from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

ARTICLE IV.
Stock Subject to the Plan

	4.1	Number of Shares.  Subject to adjustment as provided in
Section 4.4 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 1,750,000. No more than one-third of the aggregate number of such Shares shall be issued in connection with Restricted Stock Awards, Performance Awards, or Other Stock Unit Awards. Further, subject to
Section 4.4, the maximum Award that may be made under the Plan to any Participant in a consecutive twelve month period shall not exceed 50,000 shares. Except as provided in Sections 4.2 and 4.3 herein, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.
< PAGE>

	4.2	Lapsed Awards or Forfeited Shares.  If any Award
granted under this Plan terminates, expires, or lapses for any reason other than by virtue of exercise of the Award, or if Shares issued pursuant to Awards are forfeited, any Stock subject to such Award again shall be available for the grant of an Award under the Plan; provided that any such Stock shall be available for the grant of an Award to a
Section 16 Person only if the forfeiting employee received no benefits of ownership such as dividends (but excluding voting rights) from the Stock and SEC Rule 16b-3 would in the opinion of the Committee otherwise be satisfied.

	4.3	Delivery of Shares as Payment.  In the event a
Participant pays the Option Price for Shares pursuant to the exercise of an Option with previously acquired Shares, the number of Shares available for future Awards under the Plan shall be reduced only by the net number of new Shares issued upon the exercise of the Option; provided that the number of Shares available for future Awards to Section 16 Persons under the Plan shall be reduced only by the net number of new Share issued upon the exercise of the Option only if Rule 16b-3 would in the opinion of the Committee be satisfied.

	4.4	Capital Adjustments.  If the outstanding Shares of the
Company are increased, decreased or exchanged, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split or other distribution in respect of such Shares, for a different number or kind of Shares, or if additional Shares or new or different Shares are distributed in respect of such Shares, an appropriate and proportionate adjustment shall be made by the Committee, whose determination shall be binding on all persons. The number and class of Shares subject to each outstanding Award, the Option Price and the aggregate number and class of Shares for which Awards thereafter may be made shall be subject to such adjustment. If the adjustment would produce fractional Shares with respect to any then outstanding Awards, the Committee may adjust appropriately the number of Shares covered by the outstanding Awards so as to eliminate the fractional shares. Any adjustments to be made with respect to Incentive Stock Options shall comply with sections 422 and 424 of the Code.

ARTICLE V.
Eligibility

	All Eligible Employees of the Company and its Subsidiaries may participate in the Plan. Directors of the Company who are not employees of the Company or its Subsidiaries are not eligible to participate.


< PAGE>

ARTICLE VI.
Stock Options

	6.1	Grant of Options to Eligible Employees.  Subject to the
terms and provisions of the Plan, Options may be granted to Eligible Employees at any time and from time to time as shall be determined by the Committee. Subject to Section 4.1 above, the Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Eligible Employee, provided, however, that the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which an Eligible Employee may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulations thereunder.

	6.2	Option Agreement.  Each Option grant shall be
evidenced by an Agreement that shall specify the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability, or other termination of employment, and such other provisions as the Committee shall determine. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Nonqualified Stock Option not intended to be within the provisions of Section 422 of the Code.

	6.3	Option Price.  The exercise price per share of Stock
covered by an Option ("Option Price") shall be determined by the Committee subject to the following limitations. In the case of an ISO, the Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date or in the case of any optionee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, not less than 110% of the Fair Market Value of such Stock on the date the Incentive Stock Option is granted. In the case of a NQSO, the Option Price shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date. In no event shall the Option Price of any option be less than the par value of the Stock.

	6.4	Duration of Options.  Each Option shall expire on the
earliest of (a) ten years from the date it is granted, (b) such date as the Company's Board of Directors shall determine, (c) after the third month following the optionee's ceasing to be employed continuously by the Company or its Subsidiaries for any reason except (i) optionee's retirement at or after the then normal retirement age or earlier if approved by the Committee or (ii) optionee's disability, or (d) twelve
< PAGE>

months after the optionee dies; provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its Award Date and no Incentive Stock Option which is granted to any optionee who, at the time such Option is granted, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five years from the date such Option is granted.

	6.5	Exercisability.  Options granted under the Plan shall be
exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants. No Option, however, shall be exercisable until the expiration of at least six months after the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant, or as set forth in Article XI of this Plan.

	6.6	Method of Exercise.  Options may be exercised by the
delivery of a written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised. The Option Price shall be payable to the Company in full by the Participant who, if so provided in the Option Agreement, may: (i) deliver cash in satisfaction of all or any part of the Option Price; (ii) deliver, or cause to be withheld from the Option, Shares of Stock, valued at Fair Market Value on the date of exercise, in satisfaction of all or any part of the Option Price; or (iii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to sell immediately some or all of the Shares acquired by exercise of the Option and to promptly deliver to the Company an amount of the sale proceeds (and in lieu of or pending a sale, loan proceeds) sufficient to pay the Option Price. For purposes of payment described in
(iii) above, the exercise shall be deemed to have occurred on the date the Company receives the exercise notice, accompanied by the broker instructions.

	6.7	Nontransferability of Options.

	(a)	Except as specifically provided in an Agreement pursuant
to subsection (b) of this Section or Section 15.2 below, no Options granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant to whom an Incentive Stock Option is granted, the Incentive Stock Option may be exercised only by the Participant.



< PAGE>

	(b)	In addition to nontransferable Options, the Committee
may grant Nonqualified Stock Options (with or without tandem SARs) that are transferable during the lifetime of the Participant, provided that
(i) no consideration is paid for the transfer and (ii) no Options granted to persons subject to Section 16 of the Exchange Act may be transferable unless and except to the extent such transferability would not result in the loss of any Rule 16b-3 exemptions for nontransferable Options granted or to be granted under the Plan. The transferee of an Option shall be subject to all restrictions applicable to the Option prior to its transfer. The Agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on Stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.

	6.8	Contribution Limitations.  No Participant shall make
any elective contribution or employee contribution to the Plan (within the meaning of Treasury Regulation section 1.401(k)-l (d)(2)(iv)(B)(4)) during the balance of the calendar year after the Participant's receipt of a hardship distribution from a plan of the Company or a related party within the provisions of Code sections 414(b), (c), (m) or (o) containing a cash or deferred arrangement under section 401(k) of the Code, or during the following calendar year. The preceding sentence shall not apply if and to the extent that the Committee determines it is not necessary to qualify any such plan as a cash or deferred arrangement under section 401(k) of the Code.

	6.9	No optionee shall have any rights as a shareholder with
respect to Shares subject to an Option until the date of exercise of such Option.

ARTICLE VII.
Stock Appreciation Rights

	7.1	Grant of Stock Appreciation Rights.  Subject to the
terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants, at the discretion of the Committee, in any of the following forms:

(a)	In connection with the grant, and exercisable in lieu of Options
("Tandem SARs");

(b)	In connection with and exercisable in addition to the grant of
Options ("Additive SARs");

(c)	Independent of the grant of Options ("Freestanding SARs"); or

(d)	In any combination of the foregoing.
< PAGE>

	7.2	Exercise of Tandem SARs.  Tandem SARs may be
exercised with respect to all or part of the Shares subject to the Related Option. The exercise of Tandem SARs shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Tandem SAR is exercised. Conversely, the exercise, in whole or part, of a Related Option, shall cause a reduction in the number of Shares subject to the Tandem Option equal to the number of Shares with respect to which the Related Option is exercised. Shares with respect to which the Tandem SAR shall have been exercised may not be subject again to an Award under the Plan.

	Notwithstanding any other provision of the Plan to the contrary, a Tandem SAR shall expire no later than the expiration of the Related Option, shall be transferable only when and under the same conditions as the Related Option and shall be exercisable only when the Related Option is eligible to be exercised. In addition, if the Related Option is an ISO, a Tandem SAR shall be exercised for no more than 100% of the difference between the Fair Market Value of Shares subject to the Related Option at the time the Tandem SAR is exercised and the Option Price of the Related Option.

	7.3	Exercise of Additive SARs.  Additive SARs shall be
deemed to be exercised upon, and in addition to, the exercise of the Related Option. The deemed exercise of Additive SARs shall not reduce the number of Shares with respect to which the Related Option remains unexercised.

	7.4	Exercise of Freestanding SARs.  Freestanding SARs
may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon such SARs.

	7.5	Other Conditions Applicable to SARs.  No SAR granted
under the Plan shall be exercisable until the expiration of at least six months after the Grant Date, except that such limitation shall not apply in the case of the death or disability of the Participant, or as set forth in Article XI of this Plan. In no event shall the term of any SAR granted under the Plan exceed ten years from the Grant Date. A SAR may be exercised only when the Fair Market Value of a Share exceeds either
(a) the Fair Market Value per Share on the Grant Date in the case of a Freestanding SAR or (b) the Option Price of the Related Option in the case of either a Tandem or Additive SAR. A SAR shall be exercised by delivery to the Committee of a notice of exercise in the form prescribed by the Committee.




< PAGE>

	7.6	Payment Upon Exercise of SARs.  Subject to the
provisions of the Agreement, upon the exercise of a SAR, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal to the product of multiplying (i) the number of shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the SAR over (B) either (x) the Fair Market Value per Share on the Award Date in the case of a Freestanding SAR or (y) the Option Price of the Related Option in the case of either a Tandem or Additive SAR. Payment to the Participant shall be made in Shares, valued at the Fair Market Value on the date of exercise, in cash if the Participant has so elected in his written notice of exercise, or a combination thereof. To the extent required to satisfy the conditions of Rule 16b-3(e) under the Exchange Act, or any successor or similar rule, or as otherwise provided in the Agreement, the Committee shall have the sole discretion to consent to or disapprove the election of any Participant to receive cash in full or partial settlement of an SAR. In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to, or disapprove, such election at any time after such election, or within such period for taking action as is specified in the election, and failure to give consent shall be disapproval. Consent may be given in whole or as to a portion of the SAR surrendered by the Participant. If the election to receive cash is disapproved in whole or in part, the SAR shall be deemed to have been exercised for Shares, or, if so specified in the notice of exercise and election, not to have been exercised to the extent the election to receive cash is disapproved.

	7.7	Nontransferability of SARs.  Unless the Committee
provides otherwise pursuant to Section 6.7(b) above or 15.2 below, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

ARTICLE VIII.
Restricted Stock

	8.1	Grant of Restricted Stock.  Subject to the terms and
provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Participants receiving Restricted Stock Awards shall not be required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services and/or until other conditions are satisfied as determined by the Committee in its sole discretion, unless required by applicable law.
< PAGE>

	8.2	Restricted Stock Agreement.  Each Restricted Stock
grant shall be evidenced by an Agreement that shall specify the Period of Restriction; the conditions which must be satisfied prior to removal of the restriction; the number of Restricted Stock shares granted; and such other provisions as the Committee shall determine.

	8.3	Transferability.  Except as provided in this Article VIII
and subject to the limitation in the next sentence, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until satisfaction of performance criteria as specified by the Committee in its sole discretion and set forth in the Agreement, or upon termination of the applicable Period of Restriction. No restriction shall be removed until the expiration of at least twelve months after the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant, or as set forth in Article XI of this Plan. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

	8.4	Other Restrictions.  The Committee shall impose such
other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. Alternatively, the Committee, in its sole discretion, may have shares of Restricted Stock issued without legend and held by the Secretary until such time all restrictions are satisfied.

	8.6	Certificate Legend.  In the event the Committee elects
to legend the certificates representing Restricted Stock, and in addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

The sale or other transfer of the shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the 1995 Incentive Stock Plan of Central Fidelity Banks, Inc., in
the rules and administrative procedures adopted pursuant to
such Plan, and in an Agreement dated                                .
A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of Central Fidelity Banks, Inc.



< PAGE>

	8.6	Removal of Restrictions.  Except as otherwise provided
in this Article VIII, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee in its sole discretion. Once the Shares are released from the restrictions, the Participant shall be entitled to have removed any legend that may have been placed on certificates pursuant to Sections 8.4 and 8.5 herein.

	8.7	Voting Rights.  During the Period of Restriction,
Participants in whose name shares of Restricted Stock are granted hereunder may exercise full voting rights with respect to those Shares.

	8.8	Dividends and Other Distributions.  During the Period
of Restriction, Participants in whose name shares of Restricted Stock are granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were distributed.

	8.9	Termination of Employment Due to Retirement.
Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment with the Company or one of its Subsidiaries due to retirement defined as the earlier of attaining age 65, or age 55 plus at least 10 years of service with the Company and with the consent of the Company, any remaining Period of Restriction applicable to the Restricted Stock shares pursuant to Section 8.3 herein shall automatically terminate and, except as otherwise provided in
Section 8.4 herein, the shares of Restricted Stock shall thereby be delivered to such Participant free of restrictions.

	8.10	Termination of Employment due to Death or
Disability. In the event a Participant's employment is terminated because of death or disability during the Period of Restriction, any remaining Period of Restriction applicable to the Restricted Stock pursuant to Section 8.3 herein shall automatically terminate and, except as otherwise provided in Section 8.4 herein, the shares of Restricted Stock shall thereby be released and free of restrictions.

	8.11	Termination of Employment for Other Reasons.
Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment with the Company for any reason other than for death, disability, or retirement, as set forth in Section 8.9 and 8.10 herein, during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions as of the date of such
< PAGE>

termination shall automatically be forfeited and, if held by the Participant, returned to the Company.

ARTICLE IX.
Performance Awards

	9.1	Grant of Performance Awards.  Subject to the terms
and provisions of the Plan, Performance Awards in the form of either Performance Units or Performance Shares may be granted to Participants at any time and from time to time as shall be determined by the Committee. Subject to Section 4.1 above, the Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant; provided that on each date that any cash is paid to any Participant pursuant to Performance Units, the amount of cash shall be divided by the Fair Market Value of a share of the Common Stock, and the result shall be deducted from the number of shares that may be issued to such Participant under Section
4.1 above pursuant to Awards made to such Participant in the 12-month period in which such Performance Units were granted. Participants receiving Performance Awards shall not be required to pay the Company therefor (except for applicable tax withholding) unless required by applicable law.

	9.2	Value of Performance Awards.  The Committee shall
determine the number of Performance Units or Performance Shares granted to each Participant as a Performance Award. The Committee shall set performance goals in its discretion for each Participant who is granted a Performance Award. The extent to which such performance goals are met will determine the value of the Performance Unit or Performance Share to the Participant. Such performance goals may be particular to a Participant, may relate to the performance of the Subsidiary which employs him, may be based on the performance of the Company generally, or a combination of the foregoing. The performance goals may be based on achievement of balance sheet or income statement objectives, or any other objectives established by the Committee. The performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee shall determine the time period during which the performance goals must be met ("Performance Period"), provided, however, that the Performance Period may not be less than twelve months from the Award Date. The terms and conditions of each Performance Award shall be set forth in an Agreement.

	9.3	Settlement of Performance Awards.  After a
Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof based on the degree to which the performance goals established by the Committee
< PAGE>

and set forth in the Agreement have been satisfied.

	9.4	Form of Payment.  Payment of the amount to which a
Participant shall be entitled upon the settlement of Performance Award shall be made in cash, Stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee.

	9.5	Nontransferability.  Unless the Committee provides
otherwise pursuant to Section 15.2 below, no Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Subject to Section XI, all rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall not be exercisable until the expiration of twelve months after the Award Date and thereafter during his lifetime only by such Participant or his guardian or personal representative.

ARTICLE X.
Other Stock Unit Awards

	10.1	Grant.  The Committee is authorized to grant to
Participants, either alone or in addition to other Awards made under the Plan, Other Stock Unit Awards to be issued at such times, subject to or based upon achievement of such performance or other goals and on such other terms and conditions as the Committee shall deem appropriate and specify in the Agreement relating thereto, which need not be the same with respect to each Participant. Stock or other securities granted pursuant to Other Stock Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

	10.2	Sale and Transferability.  Stock or other securities
issued pursuant to Other Stock Unit Awards may not be sold by a Participant until the expiration of at least twelve months from the Award Date, except that such limitation shall not apply in the case of death or disability of a Participant, or as set forth in Article XI of this Plan. To the extent Other Stock Unit Awards are deemed to be derivative securities within the meaning of Rule 16b-3 under the Exchange Act, a Participant's rights with respect to such Awards shall not vest or be exercisable until the expiration of at least twelve months from the Award Date. To the extent an Other Stock Unit Award granted under the Plan is deemed to be a derivative security within the meaning of Rule 16b-3 of the Exchange Act, it may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, unless the Committee provides otherwise
< PAGE>

pursuant to Section 15.2 below. All rights with respect to such Other Stock Unit Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or personal representative.

ARTICLE XI.
Changes In Control

	In the event of a Change in Control of the Company, the Committee may, in its complete discretion, cause: (i) each Option then outstanding under the Plan to become fully exercisable and remain so for the duration of the Option as specified in the Agreement; (ii) all restrictions or conditions related to grants of Restricted Stock to be deemed immediately and fully satisfied and all certificates representing such Shares of Restricted Stock to be released or have any legend removed by the Secretary, and it thereby become freely transferable; and (iii) the acceleration or release of any or all restrictions or conditions related to an Award, in such a manner, in the case of Section 16 Persons, as to conform to the provisions of Rule 16b-3.

ARTICLE XII.
Amendment, Modification, and Termination of the Plan

	12.1	Amendment, Modification, and Termination.  At any
time and from time to time, the Board may terminate, amend, or modify the Plan. The Board is specifically authorized to amend the Plan and take such other action as it deems necessary or appropriate to comply with Code Section 162(m) and regulations issued thereunder. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under
Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules, or regulations.

	12.2	Awards Previously Granted.  No termination,
amendment, or modification of the Plan, other than pursuant to Section
4.4 herein, shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE XIII.
Withholding

	13.1	Tax Withholding.  The Company shall have the power
and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State, and local taxes (including the Participant's FICA obligation) required by law to be
< PAGE>

withheld with respect to any grant, exercise, or payment under or as a result of this Plan.

	13.2	Stock Withholding.  To the extent the Code requires
withholding upon the exercise of Non-qualified Stock Options, or upon the lapse of restrictions on Restricted Stock, or upon the occurrence of any other similar taxable event, the Committee may permit or require, subject to any rules it deems appropriate, the withholding requirement, to be satisfied, in whole or in part, with or without the consent of the Participant, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld. The value of the Shares to be withheld shall be based on Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined.

ARTICLE XIV.
Successors

	All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE XV.
General

	15.1	Requirements of Law.  The granting of Awards and the
issuance of shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required. No shares of Stock shall be issued or transferred pursuant to this Plan unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance or transfer, the person acquiring the Shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

	15.2	Effect of Plan.  The establishment of the Plan shall not
confer upon any Participant any legal or equitable right against the Company, a Subsidiary, or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment of any Participant, nor is it a contract between the Company or any of its Subsidiaries and any Participant. Participation in the Plan shall not give any Participant any right to be retained in the service of the Company or any of its Subsidiaries. No Award and no right
< PAGE>

under the Plan, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature except that, under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated in respect to the Award in the event of the death of the holder of the Award and except, also, that if the beneficiary shall be the executor or administrator of the estate of the holder of the Award, any rights in respect to such Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Award or under the laws relating to descent and distribution.

	15.3	Creditors.  The interests of any Participant under the
Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated, or encumbered.

	15.4	Governing Law.  The Plan, and all Agreements
hereunder, shall be governed by, and construed and administered in accordance with, the laws of the Commonwealth of Virginia. It is the intention of the Company that ISOs granted under the Plan qualify as such under Section 422 of the Code.

	15.5	Severability.  In the event any provision of the Plan or
any Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or Agreement, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

< PAGE>

Exhibits 5 and 23.1

September 28, 1995

Board of Directors
Central Fidelity Banks, Inc.
1021 East Cary Street
Richmond, Virginia 23219

Ladies and Gentlemen:

	This letter is delivered to you in connection with the actions taken and proposed to be taken by Central Fidelity Banks, Inc. a Virginia corporation (the "Company"), with respect to the offer and sale from time to time pursuant to the Central Fidelity Banks, Inc. 1995 Stock Incentive Plan, as amended (the "Plan"), of up to 1,750,000 shares of the Company's Common Stock, $5.00 par value, with associated rights to purchase Series A Junior Participating Preferred Stock (together, the "Shares"). As counsel to the Company, we have reviewed the registration statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933 (the "Act").

	In this regard, we have examined the Company's Restated Articles of Incorporation, as amended, and its Restated By-Laws, as amended, records of proceedings of the Board of Directors of the Company, the Plan and
such other records and documents as we have deemed necessary or advisable
in connection with the opinions set forth herein.   In addition, we have
relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be reliable.

	Based upon our examination and inquiries, we are of the opinion that the Shares which constitute original issuance securities will, when issued pursuant to the terms and conditions of the Plan, be validly issued, fully paid and nonassessable. The foregoing opinion is limited to the laws of the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction.

	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us as counsel to the Company in the Registration Statement. In giving such consent, we do not thereby admit that we are persons whose consent is required under Section 7 of the Act.
						Very truly yours,

						WILLIAMS, MULLEN, CHRISTIAN & DOBBINS

						By: /s/ William H. Schwarzschild, III
							William H. Schwarzschild, III



< PAGE>

	Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Central Fidelity Banks, Inc.:

We consent to the use of our report incorporated herein by reference.

							/s/ KPMG Peat Marwick LLP

Richmond, Virginia
September 28, 1995


< PAGE>


	Exhibit 24

POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Central Fidelity Banks, Inc. (the "Company"), a Virginia corporation, hereby constitutes and appoints Lewis N. Miller, Jr., Charles W. Tysinger, William N. Stoyko and James F. Campbell, any of whom may act individually, as my attorney-in-fact, each with power of substitution, for me in my name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8, with any and all schedules, exhibits and other documents pertaining thereto or in connection therewith, and any and all amendments or supplements thereto, relating to the registration under the Securities Act of 1933, as amended, of up to 1,750,000 shares of the Company's Common Stock, par value $5.00, with associated share purchase rights (the "Shares"), for issuance and sale under the Central Fidelity Banks Inc. 1995 Stock Incentive Plan. The attorneys-in-fact are further authorized to execute and deliver all documents, instruments, agreements and regulatory or governmental filings to the Commission and any applicable securities or Blue Sky authorities of any state or other jurisdiction in connection with the offer and sale of the Shares. The undersigned hereby ratifies and confirms all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


						/s/ James F. Betts
						James F. Betts

						Date: September 13, 1995


< PAGE>


Exhibit 24


POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Central Fidelity Banks, Inc. (the "Company"), a Virginia corporation, hereby constitutes and appoints Lewis N. Miller, Jr., Charles W. Tysinger, William N. Stoyko and James F. Campbell, any of whom may act individually, as my attorney-in-fact, each with power of substitution, for me in my name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8, with any and all schedules, exhibits and other documents pertaining thereto or in connection therewith, and any and all amendments or supplements thereto, relating to the registration under the Securities Act of 1933, as amended, of up to 1,750,000 shares of the Company's Common Stock, par value $5.00, with associated share purchase rights (the "Shares"), for issuance and sale under the Central Fidelity Banks Inc. 1995 Stock Incentive Plan. The attorneys-in-fact are further authorized to execute and deliver all documents, instruments, agreements and regulatory or governmental filings to the Commission and any applicable securities or Blue Sky authorities of any state or other jurisdiction in connection with the offer and sale of the Shares. The undersigned hereby ratifies and confirms all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


						/s/ Alvin R. Clements
						Alvin R. Clements

						Date: September 13, 1995



< PAGE>

Exhibit 24


POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Central Fidelity Banks, Inc. (the "Company"), a Virginia corporation, hereby constitutes and appoints Lewis N. Miller, Jr., Charles W. Tysinger, William N. Stoyko and James F. Campbell, any of whom may act individually, as my attorney-in-fact, each with power of substitution, for me in my name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8, with any and all schedules, exhibits and other documents pertaining thereto or in connection therewith, and any and all amendments or supplements thereto, relating to the registration under the Securities Act of 1933, as amended, of up to 1,750,000 shares of the Company's Common Stock, par value $5.00, with associated share purchase rights (the "Shares"), for issuance and sale under the Central Fidelity Banks Inc. 1995 Stock Incentive Plan. The attorneys-in-fact are further authorized to execute and deliver all documents, instruments, agreements and regulatory or governmental filings to the Commission and any applicable securities or Blue Sky authorities of any state or other jurisdiction in connection with the offer and sale of the Shares. The undersigned hereby ratifies and confirms all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


						/s/ Phyllis L. Cothran
						Phyllis L. Cothran

						Date: September 13, 1995


< PAGE>

Exhibit 24


POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Central Fidelity Banks, Inc. (the "Company"), a Virginia corporation, hereby constitutes and appoints Lewis N. Miller, Jr., Charles W. Tysinger, William N. Stoyko and James F. Campbell, any of whom may act individually, as my attorney-in-fact, each with power of substitution, for me in my name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8, with any and all schedules, exhibits and other documents pertaining thereto or in connection therewith, and any and all amendments or supplements thereto, relating to the registration under the Securities Act of 1933, as amended, of up to 1,750,000 shares of the Company's Common Stock, par value $5.00, with associated share purchase rights (the "Shares"), for issuance and sale under the Central Fidelity Banks Inc. 1995 Stock Incentive Plan. The attorneys-in-fact are further authorized to execute and deliver all documents, instruments, agreements and regulatory or governmental filings to the Commission and any applicable securities or Blue Sky authorities of any state or other jurisdiction in connection with the offer and sale of the Shares. The undersigned hereby ratifies and confirms all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


						/s/ Jack H. Ferguson
						Jack H. Ferguson

						Date: September 13, 1995


< PAGE>

Exhibit 24


POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Central Fidelity Banks, Inc. (the "Company"), a Virginia corporation, hereby constitutes and appoints Lewis N. Miller, Jr., Charles W. Tysinger, William N. Stoyko and James F. Campbell, any of whom may act individually, as my attorney-in-fact, each with power of substitution, for me in my name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8, with any and all schedules, exhibits and other documents pertaining thereto or in connection therewith, and any and all amendments or supplements thereto, relating to the registration under the Securities Act of 1933, as amended, of up to 1,750,000 shares of the Company's Common Stock, par value $5.00, with associated share purchase rights (the "Shares"), for issuance and sale under the Central Fidelity Banks Inc. 1995 Stock Incentive Plan. The attorneys-in-fact are further authorized to execute and deliver all documents, instruments, agreements and regulatory or governmental filings to the Commission and any applicable securities or Blue Sky authorities of any state or other jurisdiction in connection with the offer and sale of the Shares. The undersigned hereby ratifies and confirms all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


						/s/ Robert L. Freeman
						Robert L. Freeman

						Date: September 13, 1995


< PAGE>


Exhibit 24


POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Central Fidelity Banks, Inc. (the "Company"), a Virginia corporation, hereby constitutes and appoints Lewis N. Miller, Jr., Charles W. Tysinger, William N. Stoyko and James F. Campbell, any of whom may act individually, as my attorney-in-fact, each with power of substitution, for me in my name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8, with any and all schedules, exhibits and other documents pertaining thereto or in connection therewith, and any and all amendments or supplements thereto, relating to the registration under the Securities Act of 1933, as amended, of up to 1,750,000 shares of the Company's Common Stock, par value $5.00, with associated share purchase rights (the "Shares"), for issuance and sale under the Central Fidelity Banks Inc. 1995 Stock Incentive Plan. The attorneys-in-fact are further authorized to execute and deliver all documents, instruments, agreements and regulatory or governmental filings to the Commission and any applicable securities or Blue Sky authorities of any state or other jurisdiction in connection with the offer and sale of the Shares. The undersigned hereby ratifies and confirms all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


						/s/ Minnie Bassett Lane
						Minnie Bassett Lane

						Date: September 13, 1995


< PAGE>

Exhibit 24


POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Central Fidelity Banks, Inc. (the "Company"), a Virginia corporation, hereby constitutes and appoints Lewis N. Miller, Jr., Charles W. Tysinger, William N. Stoyko and James F. Campbell, any of whom may act individually, as my attorney-in-fact, each with power of substitution, for me in my name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8, with any and all schedules, exhibits and other documents pertaining thereto or in connection therewith, and any and all amendments or supplements thereto, relating to the registration under the Securities Act of 1933, as amended, of up to 1,750,000 shares of the Company's Common Stock, par value $5.00, with associated share purchase rights (the "Shares"), for issuance and sale under the Central Fidelity Banks Inc. 1995 Stock Incentive Plan. The attorneys-in-fact are further authorized to execute and deliver all documents, instruments, agreements and regulatory or governmental filings to the Commission and any applicable securities or Blue Sky authorities of any state or other jurisdiction in connection with the offer and sale of the Shares. The undersigned hereby ratifies and confirms all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


						/s/ George R. Lewis
						George R. Lewis

						Date: September 13, 1995


< PAGE>

Exhibit 24


POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Central Fidelity Banks, Inc. (the "Company"), a Virginia corporation, hereby constitutes and appoints Lewis N. Miller, Jr., Charles W. Tysinger, William N. Stoyko and James F. Campbell, any of whom may act individually, as my attorney-in-fact, each with power of substitution, for me in my name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8, with any and all schedules, exhibits and other documents pertaining thereto or in connection therewith, and any and all amendments or supplements thereto, relating to the registration under the Securities Act of 1933, as amended, of up to 1,750,000 shares of the Company's Common Stock, par value $5.00, with associated share purchase rights (the "Shares"), for issuance and sale under the Central Fidelity Banks Inc. 1995 Stock Incentive Plan. The attorneys-in-fact are further authorized to execute and deliver all documents, instruments, agreements and regulatory or governmental filings to the Commission and any applicable securities or Blue Sky authorities of any state or other jurisdiction in connection with the offer and sale of the Shares. The undersigned hereby ratifies and confirms all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


						/s/ G. Bruce Miller
						G. Bruce Miller

						Date: September 13, 1995


< PAGE>



Exhibit 24


POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Central Fidelity Banks, Inc. (the "Company"), a Virginia corporation, hereby constitutes and appoints Lewis N. Miller, Jr., Charles W. Tysinger, William N. Stoyko and James F. Campbell, any of whom may act individually, as my attorney-in-fact, each with power of substitution, for me in my name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8, with any and all schedules, exhibits and other documents pertaining thereto or in connection therewith, and any and all amendments or supplements thereto, relating to the registration under the Securities Act of 1933, as amended, of up to 1,750,000 shares of the Company's Common Stock, par value $5.00, with associated share purchase rights (the "Shares"), for issuance and sale under the Central Fidelity Banks Inc. 1995 Stock Incentive Plan. The attorneys-in-fact are further authorized to execute and deliver all documents, instruments, agreements and regulatory or governmental filings to the Commission and any applicable securities or Blue Sky authorities of any state or other jurisdiction in connection with the offer and sale of the Shares. The undersigned hereby ratifies and confirms all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


						/s/ Richard L. Morrill
						Richard L. Morrill

						Date: September 13, 1995


< PAGE>


Exhibit 24


POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Central Fidelity Banks, Inc. (the "Company"), a Virginia corporation, hereby constitutes and appoints Lewis N. Miller, Jr., Charles W. Tysinger, William N. Stoyko and James F. Campbell, any of whom may act individually, as my attorney-in-fact, each with power of substitution, for me in my name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8, with any and all schedules, exhibits and other documents pertaining thereto or in connection therewith, and any and all amendments or supplements thereto, relating to the registration under the Securities Act of 1933, as amended, of up to 1,750,000 shares of the Company's Common Stock, par value $5.00, with associated share purchase rights (the "Shares"), for issuance and sale under the Central Fidelity Banks Inc. 1995 Stock Incentive Plan. The attorneys-in-fact are further authorized to execute and deliver all documents, instruments, agreements and regulatory or governmental filings to the Commission and any applicable securities or Blue Sky authorities of any state or other jurisdiction in connection with the offer and sale of the Shares. The undersigned hereby ratifies and confirms all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


						/s/ Lloyd U. Noland, III
						Lloyd U. Noland, III

						Date: September 13, 1995


< PAGE>


Exhibit 24


POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Central Fidelity Banks, Inc. (the "Company"), a Virginia corporation, hereby constitutes and appoints Lewis N. Miller, Jr., Charles W. Tysinger, William N. Stoyko and James F. Campbell, any of whom may act individually, as my attorney-in-fact, each with power of substitution, for me in my name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8, with any and all schedules, exhibits and other documents pertaining thereto or in connection therewith, and any and all amendments or supplements thereto, relating to the registration under the Securities Act of 1933, as amended, of up to 1,750,000 shares of the Company's Common Stock, par value $5.00, with associated share purchase rights (the "Shares"), for issuance and sale under the Central Fidelity Banks Inc. 1995 Stock Incentive Plan. The attorneys-in-fact are further authorized to execute and deliver all documents, instruments, agreements and regulatory or governmental filings to the Commission and any applicable securities or Blue Sky authorities of any state or other jurisdiction in connection with the offer and sale of the Shares. The undersigned hereby ratifies and confirms all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


						/s/ William G. Reynolds, Jr.
						William G. Reynolds, Jr.

						Date: September 13, 1995


< PAGE>

Exhibit 24


POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Central Fidelity Banks, Inc. (the "Company"), a Virginia corporation, hereby constitutes and appoints Lewis N. Miller, Jr., Charles W. Tysinger, William N. Stoyko and James F. Campbell, any of whom may act individually, as my attorney-in-fact, each with power of substitution, for me in my name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8, with any and all schedules, exhibits and other documents pertaining thereto or in connection therewith, and any and all amendments or supplements thereto, relating to the registration under the Securities Act of 1933, as amended, of up to 1,750,000 shares of the Company's Common Stock, par value $5.00, with associated share purchase rights (the "Shares"), for issuance and sale under the Central Fidelity Banks Inc. 1995 Stock Incentive Plan. The attorneys-in-fact are further authorized to execute and deliver all documents, instruments, agreements and regulatory or governmental filings to the Commission and any applicable securities or Blue Sky authorities of any state or other jurisdiction in connection with the offer and sale of the Shares. The undersigned hereby ratifies and confirms all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


						/s/ T. Justin Moore, Jr.
						T. Justin Moore, Jr.

						Date: September 13, 1995


< PAGE>

Exhibit 24


POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Central Fidelity Banks, Inc. (the "Company"), a Virginia corporation, hereby constitutes and appoints Lewis N. Miller, Jr., Charles W. Tysinger, William N. Stoyko and James F. Campbell, any of whom may act individually, as my attorney-in-fact, each with power of substitution, for me in my name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8, with any and all schedules, exhibits and other documents pertaining thereto or in connection therewith, and any and all amendments or supplements thereto, relating to the registration under the Securities Act of 1933, as amended, of up to 1,750,000 shares of the Company's Common Stock, par value $5.00, with associated share purchase rights (the "Shares"), for issuance and sale under the Central Fidelity Banks Inc. 1995 Stock Incentive Plan. The attorneys-in-fact are further authorized to execute and deliver all documents, instruments, agreements and regulatory or governmental filings to the Commission and any applicable securities or Blue Sky authorities of any state or other jurisdiction in connection with the offer and sale of the Shares. The undersigned hereby ratifies and confirms all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


						/s/ Kenneth S. White
						Kenneth S. White

						Date: September 13, 1995